Exhibit 5.1

ATTORNEYS AT LAW

555 S. Kansas Ave., Suite 101	Bank of America Center	40 Corporate Woods, Suite 1050
Topeka, Kansas 66603-3423	100 N. Broadway, Suite 700	9401 Indian Creek Parkway
785.233.3600	Wichita, Kansas 67202-2295	Overland Park, Kansas 66210-2019
Fax 785.233.1610	316.267.6371	913.498.2100
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WICHITA	VAUGHN BURKHOLDER	STEWART T. WEAVER	ANDREW J. NOLAN	SPECIAL COUNSEL	OVERLAND PARK
CHARLES J. WOODIN	TERRY C. CUPPS	MARK A. BIBERSTEIN	MICHAEL J. NORTON	DAVID M. TRASTER	JAMES D. OLIVER
MIKEL L. STOUT	WYATT M. WRIGHT	JEFF P. DEGRAFFENREID	FORREST T. RHODES	A. JACK FOCHT	R. DOUGLAS REAGAN
STANLEY G. ANDEEL	JIM H. GOERING	MARTHA AARON ROSS	CAROLYN L. RUMFELT	KARL N. HESSE	WILLIAM P. TRENKLE, JR.
FREDERICK L. HAAG	WYATT A. HOCH	BOYD A. BYERS	ANDREW P. THENGVALL	SCOTT C. PALECKI	SAMUEL P. LOGAN
RICHARD D. EWY	AMY S. LEMLEY	DAVID E. ROGERS	PATRICIA VOTH BLANKENSHIP
DARRELL L. WARTA	DOUGLAS L. HANISCH	TODD N. TEDESCO	CATHRYN J. WILLIAMS	TOPEKA	ISSAKU YAMAASHI
HARVEY R. SORENSEN	DOUGLAS L. STANLEY	HOLLY A. DYER		JAMES D. OLIVER
JAMES M. ARMSTRONG	TIMOTHY B. MUSTAINE	TIMOTHY P. O’SULLIVAN	OF COUNSEL	JAMES P. RANKIN	JAMES K. LOGAN
MARY KATHLEEN BABCOCK	JEFFERY A. JORDAN	DONALD D. BERNER	ROBERT L. HOWARD	THOMAS L. THEIS	JOHN C. PECK
CHARLES P. EFFLANDT	TRISHA A. THELEN	WILLIAM P. MATTHEWS
GARY L. AYERS	WILLIAM R. WOOD II	SHANNON D. WEAD		ROBERT A. FOX	RETIRED
LARRY G. RAPP	KEVIN J. ARNEL			CALEB STEGALL	WILLIAM H. DYE
JAY F. FOWLER	CRAIG W. WEST	BROOKE BENNETT AZIERE		STEPHEN L. MARTINO	PHILLIP S. FRICK
STEPHEN M. KERWICK	ERIC K. KUHN	SOPHIE K. COUNTS			RICHARD C. HARRIS
CHRISTOPHER M. HURST	JAY M. RECTOR	JASON P. LACEY			GERALD SAWATZKY ROBERT M. SIEFKIN
August 19, 2005
Board of Directors
Fox & Hound Restaurant Group
1551 North Waterfront Parkway
Wichita, Kansas 67206

Re:	Registration Statement on Form S-8 Post Effective Amendment No. 2
1997 Incentive and Nonqualified Stock Option Plan
1997 Director’ Stock Option Plan
Gentlemen:
     We have acted as special counsel to Fox & Hound Restaurant Group, a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission of a Post-Effective Amendment No. 2 to registration statement on Form S-8 (the “Registration Statement”) covering the registration under the Securities Act of 1933 and the Company’s 1997 Incentive and Nonqualified Stock Option Plan (the “Plan”) of 600,000 shares of the Company’s common stock, $.01 par value per share (the “Plan Shares”) that may be offered pursuant thereto.
     In connection with this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates, and other instruments as we have deemed necessary or appropriate for purposes of this opinion, with respect to:
(a)	the organization of the Company; and

(b)	the legal sufficiency of all corporate proceedings of the Company taken in connection with the adoption of the Plans.
Based upon such examination we are of the opinion that:

Board of Directors
Total Entertainment Restaurant Corp.

(a)	Fox & Hound Restaurant Group is duly organized and validly existing in good standing under the laws of the state of Delaware.

(b)	When the Registration Statement, as amended, shall have been filed with the Securities and Exchange Commission and the Plan Shares have been issued and sold to participants of the Plans upon the terms and conditions set forth in the Plans, and upon receipt by the Company of the consideration for such shares as described in the Plans, the Plan Shares will be duly authorized, validly, issued, fully paid and nonassessable.
     We hereby consent to (1) the use of this opinion in the Registration Statement, and (2) the filing of this opinion as Exhibit 5 to the Registration Statement.
Very truly yours,
FOULSTON SIEFKIN LLP
/s/ Larry G. Rapp
Larry G. Rapp
LGR/sf